Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of ECOtality,, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan R. Read, acting in the capacity as the Chief Executive Officer of the Company, and I, Barry S. Baer, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jonathan R. Read
Jonathan R. Read
Chief Executive Officer
March 28, 2008

/s/ Barry S. Baer
Barry S. Baer
Chief Financial Officer
March 28, 2008

Created by 10KWizard     www.10KWizard.comSource: ECOTALITY, INC., 10KSB, March 28, 2008